                                                                     Exhibit 1.1

--------------------------------------------------------------------------------



                        INTERMEDIA COMMUNICATIONS INC.



  7,000,000 Depositary Shares Each Representing a One-Hundredth Interest in a
            Share of 7% Series E Junior Convertible Preferred Stock




                      Depositary Share Purchase Agreement

                               October 24, 1997




                           BEAR, STEARNS & CO. INC.

                             SALOMON BROTHERS INC





--------------------------------------------------------------------------------

                        INTERMEDIA COMMUNICATIONS INC.


  7,000,000 Depositary Shares Each Representing a One-Hundredth Interest in a
            Share of 7% Series E Junior Convertible Preferred Stock


                      DEPOSITORY SHARE PURCHASE AGREEMENT
                      -----------------------------------

                                                                October 24, 1997
                                                              New York, New York

BEAR, STEARNS & CO. INC.
SALOMON BROTHERS INC
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York  10167

Ladies & Gentlemen:

        Intermedia Communications Inc., a Delaware corporation (the "Company"),
                                                                     -------
proposes to issue and sell to Bear, Stearns & Co. Inc. and Salomon Brothers Inc (together, the "Initial Purchasers") 7,000,000 Depositary Shares (the
                ------------------
"Depositary Shares"), each representing a one-hundredth interest in a share of
 -----------------
its 7% Series E Junior Convertible Preferred Stock, par value $1.00 per share (the "Series E Preferred Stock"). The Series E Preferred Stock and the related
      ------------------------
Depositary Shares are to be authorized and issued pursuant to the provisions of a Certificate of Designation of Voting Power, Designation Preferences and Relative, Participating, Optional or Other Special Rights and Qualifications, Limitations and Restrictions (the "Certificate of Designation") to be filed with
                                   --------------------------
the Secretary of State of the State of Delaware. Continental Stock Transfer & Trust Company will be transfer agent and registrar for the Series E Preferred Stock and will act as the "Depositary" for the Depositary Shares.
                           ----------

        1. Issuance of Securities. The Company proposes to, upon the terms and
           ----------------------
subject to the conditions set forth herein, issue and sell to the Initial Purchasers 7,000,000 Depositary Shares (the "Firm Shares"). The Company also
                                             -----------
proposes to sell to the Initial Purchasers, upon the terms and conditions set forth herein, up to an additional 1,750,000 Depositary Shares (the "Additional
                                                                    ----------
Shares", and together with the Firm Shares, the "Company Shares"). The Firm
------                                           --------------
Shares, the Additional Shares, and the Series E Preferred Stock are collectively referred to herein as the "Securities."

        For purposes of this Purchase Agreement (this "Agreement"), the term
                                                       ---------
"Subsidiaries" shall mean the entities listed on Exhibit D hereto. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Certificate of Designation. Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Series E Preferred Stock, the Company Shares (and all securities issued in exchange therefor, in substitution thereof or upon conversion thereof) shall bear the following legend:

              "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) TO THE COMPANY, (2) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (3) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (4) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (5) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "IAI") THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) OR (6) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT (AND BASED ON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), SUBJECT IN EACH OF THE FOREGOING CASES TO APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

        2.    Offering. The Company Shares, will be offered and sold to the
              --------
Initial Purchasers pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the "Act"). The Company has
                                                   ---
prepared a preliminary offering memorandum, dated October 22, 1997 (including the information in the Exhibits included in the exhibit volume delivered therewith, the "Preliminary Offering Memorandum"), and a final offering
                -------------------------------
memorandum, dated October 24, 1997 (including the information in the Exhibits attached thereto, the "Offering Memorandum"), relating to the Company and the
                       -------------------
Series E Preferred Stock (and the related Depositary Shares) and the issuance of the Senior Notes due 2007.

        The Initial Purchasers have advised the Company that the Initial Purchasers will make offers of sale (the "Exempt Resales") of the Company
                                          --------------
Shares, on the terms set forth in the Offering Memorandum, as amended or supplemented, solely (i) to persons whom any of the Initial Purchasers reasonably believe to be "qualified institutional buyers," as defined in Rule 144A under the Act

("QIBs"), (ii) to a limited number of persons who have represented to the
  ----
Company that they are institutional "Accredited Investors" referred to in Rule 501(a)(1), (2), (3) or (7) under the Act (each, an "Accredited Investor") and
                                                    -------------------
(iii) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under Securities Act. The QIBs, Accredited Investors and the purchasers pursuant to Regulation S are referred to herein as the "Eligible Purchasers." The Initial Purchasers will offer the Series E Preferred
 -------------------
Stock (and the related Depositary Shares) to such Eligible Purchasers initially at a price of $2,500.00 (and $25.00 for the related Depositary Shares) per share. Such price may be changed at any time without notice.

        Holders (including subsequent transferees) of the Series E Preferred Stock (and the related Depositary Shares) will have the registration rights set forth in the registration rights agreement relating thereto (the "Registration
                                                                  ------------
Rights Agreement") to be dated the Closing Date (as defined), for so long as
----------------
such Series E Preferred Stock (and the related Depositary Shares) constitute "Transfer Restricted Securities" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the "Commission"),
                                                                ----------
under the circumstances set forth therein, (i) a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement") relating
                                         ----------------------------
to the resale by certain holders of the Series E Preferred Stock and the related Depositary Shares, and (ii) a registration statement (the "Common Registration
                                                           -------------------
Statement") relating to the sale by certain holders of Common Stock of the
---------
Company received in connection with conversion of the Series E Preferred Stock, and to use its best efforts to cause the Shelf Registration Statement and the Common Registration Statement to be declared effective. This Agreement, the Certificate of Designation, the Securities, and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the "Operative
                                                                     ---------
Documents."
---------
        3.    Purchase, Sale and Delivery. (a) On the basis of the
              ---------------------------
representations, warranties and covenants contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell to each Initial Purchaser, and each Initial Purchaser agrees severally and not jointly to purchase from the Company, the number of Firm Shares set forth opposite its name on Schedule I hereto. The purchase price for the Firm Shares, shall be $24.25 per share.

        The Company also agrees, subject to all the terms and conditions set forth herein, to sell to the Initial Purchasers, and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, the Initial Purchasers shall have the right to purchase from the Company, solely for the purpose of covering over-allotments in connection with sales of the Firm Shares, at the purchase price per Depository Share of $24.25, pursuant to an option (the "over-allotment option") which may be exercised at any time and from time to
 ---------------------
time prior to 10:00 p.m., New York City time, on the 30th day after the date of the Offering Memorandum (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading), up to an aggregate of 1,750,000 Additional Shares. Upon any exercise of the over-allotment option, each Initial Purchaser, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments as the Initial Purchasers may determine in order to avoid fractional Depository Shares) that bears the same proportion to the aggregate number of Additional Shares to be purchased by the Initial Purchasers as the number of Firm Shares set forth opposite the name of such Initial Purchaser on Schedule I hereto bears to the aggregate number of Firm Shares.

(b)   Delivery of, and payment of the purchase price for, the Firm
Shares shall be made, against payment of the purchase price, at the offices of Latham & Watkins, 885 Third Avenue, New York, NY 10022, or such other location as may be mutually acceptable. Such delivery and payment shall be made at 9:00 A.M. New York time, on October 30, 1997, or at such other time as shall be agreed upon by the Initial Purchasers and the Company. The time and date of such delivery and payment of the Firm Shares are herein called the "Closing Date."
                                                               ------------

        (c) Delivery of, and payment of the purchase price for any Additional Shares to be purchased by the Initial Purchasers shall be made at the offices of Latham & Watkins, 885 Third Avenue, New York, NY 10022, or such other location as may be mutually acceptable, at such time and on such date (the "Option
                                                                   ------
Closing Date"), which may be the same as the Closing Date but shall in no event
------------
be earlier than the Closing Date nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from Bear, Stearns & Co. Inc., on behalf of the Initial Purchasers to purchase a number, specified in such notice, of Additional Shares.

        (d) The Firm Shares and any Additional Shares to be purchased hereunder shall initially be issued in the form of one or more Global Securities (the "Global Securities"), registered in the name of Cede & Co., as nominee of
      -----------------
the Depository Trust Company ("DTC"), having a liquidation preference
                               ---
corresponding to the aggregate liquidation preference of the Firm Shares and the Additional Shares, as the case may be. The Global Securities shall be delivered by the Company to the Initial Purchasers (or as the Initial Purchasers direct) in each case with any transfer taxes payable upon initial issuance thereof duly paid by the Company against payment of the purchase price by wire transfer of immediately available funds to the order of the Company. The Global Securities shall be made available to the Initial Purchasers for inspection not later than 9:30 a.m., New York City time, on the business day immediately preceding the Closing Date.

        4.    Agreements of the Company. The Company covenants and agrees with
              -------------------------
each of the Initial Purchasers as follows:

              (a) To advise the Initial Purchasers promptly and, if requested by the Initial Purchasers, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Company Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority and (ii) of the happening of any event that, in the reasonable opinion of either counsel to the Company or counsel to the Initial Purchasers, makes any statement of a material fact made in the Preliminary Offering Memorandum or the Offering Memorandum untrue or that requires the making of any additions to or changes in the Preliminary Offering Memorandum or the Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Company shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any of the Series E Preferred Stock (and the related Depositary Shares) under any state securities or Blue Sky laws and, if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any of the Company Shares, under any state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

              (b) To furnish the Initial Purchasers and those persons identified by the Initial Purchasers to the Company, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request. The Company consents to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchasers in connection with Exempt Resales.

              (c) Not to amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum prior to the Closing Date unless the Initial Purchasers shall previously have been advised thereof and shall not have objected thereto within a reasonable time after being furnished a copy thereof. The Company shall promptly prepare, upon the Initial Purchasers' request, any amendment or supplement to the Preliminary Offering Memorandum or the Offering Memorandum that may be necessary or advisable in connection with Exempt Resales.

              (d) If, after the date hereof and prior to consummation of any Exempt Resale, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of either counsel to the Company or counsel to the Initial Purchasers, it becomes necessary or advisable to amend or supplement the Preliminary Offering Memorandum or Offering Memorandum in order to make the statements therein, in the light of the circumstances when such Offering Memorandum is delivered to an Eligible Purchaser which is a prospective purchaser, not misleading, or if it is necessary or advisable to amend or supplement the Preliminary Offering Memorandum or Offering Memorandum to comply with applicable law, (i) to notify the Initial Purchasers and (ii) forthwith to prepare an appropriate amendment or supplement to such Offering Memorandum so that the statements therein as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Offering Memorandum will comply with applicable law.

              (e) To cooperate with the Initial Purchasers and counsel to the Initial Purchasers in connection with the qualification or registration of the Company Shares under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may reasonably request and to continue such qualification in effect so long as required for the Exempt Resales; provided, however, that the Company shall not be required in connection therewith to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to service of process in suits or taxation, in each case, other than as to matters and transactions relating to the Preliminary Offering Memorandum, the Offering Memorandum or Exempt Resales, in any jurisdiction where it is not now so subject.

              (f) Whether or not the transactions contemplated hereby are consummated or this Agreement becomes effective or is terminated, to pay all costs, expenses, fees and taxes incident to the performance of the obligations of the Company hereunder, including in connection with: (i) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum (including, without limitation, financial statements) and all amendments and supplements thereto required pursuant hereto, (ii) the preparation (including, without limitation, duplication costs) and delivery of all preliminary and final Blue Sky memoranda prepared and delivered in connection herewith and with the Exempt Resales, (iii) the issuance, transfer and delivery by the Company of the Securities to the Initial Purchasers, (iv) the qualification or registration of the Securities for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the reasonable fees and disbursements of counsel to the Initial Purchasers relating thereto), (v) furnishing such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereto, as may be requested for use in connection with Exempt Resales, (vi) the preparation of certificates for the Securities (including, without limitation, printing and engraving thereof), (vii) the fees, disbursements and expenses of the Company's counsel and accountants, (viii) all expenses and listing fees in connection with the application for quotation of the Company Shares in the National Association of Securities Dealers, Inc. ("NASD") Automated Quotation System - PORTAL
                              ----
("PORTAL"), (ix) all fees and expenses (including fees and expenses of counsel
  ------
to the Company) of the Company in connection with the approval of the Securities by DTC for "book-entry" transfer, (x) rating the Securities by rating agencies,
(xi) the reasonable fees and expenses of the Transfer Agent and its counsel in connection with the Certificate of Designation, (xii) the performance by the Company of its other obligations under this Agreement and the other Operative Documents and (xiii) "roadshow" travel and other expenses incurred in connection with the marketing and sale of the Securities (other than out-of-pocket expenses incurred by the Initial Purchasers for travel, meals and lodgings).

              (g) To use the proceeds from the sale of the Company Shares in the manner described in the Offering Memorandum under the caption "Use of Proceeds."

              (h) To do and perform all things required to be done and performed under this Agreement by it prior to or after the Closing Date and to satisfy all conditions precedent on its part to the delivery of the Company Shares.

              (i) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Company Shares, in a manner that would require the registration under the Act of the sale to the Initial Purchasers or Eligible Purchasers of the Company Shares, or to take any other action that would result in the Exempt Resales not being exempt from registration under the Act.

              (j) For so long as any of the Securities remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to make
                                                      ------------
available to any holder of the Company Shares, in connection with any sale thereof and any prospective purchaser of such Company Shares from such holder, the information required by Rule 144A(d)(4) under the Act.

              (k) To comply with all of its agreements set forth in the Registration Rights Agreement and all agreements set forth in the representation letters of the Company to DTC relating to the approval of the Company Shares, by DTC for "book-entry" transfer.

              (l) To use its best efforts to effect the inclusion of the Company Shares, in PORTAL and to obtain approval of the Company Shares, by DTC for "book-entry" transfer.

              (m) During a period of five years following the Closing Date, to deliver without charge to each of the Initial Purchasers, as they may reasonably request, promptly upon their becoming available, copies of (i) all reports or other publicly available information that the Company shall mail or otherwise make available to its stockholders and (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange and such other publicly available information concerning the Company or its Subsidiaries, including without limitation, press releases.

              (n) Prior to the Closing Date, to furnish to each of the Initial Purchasers, as soon as they have been publicly disclosed by the Company, a copy of any consolidated financial statements and any unaudited interim financial statements of the Company for any period subsequent to the period covered by the financial statements appearing in the Offering Memorandum.

              (o) Neither the Company nor any of its Subsidiaries will take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Company Shares. Except as permitted by the Act, the Company will not distribute any preliminary offering memorandum, offering memorandum or other offering material in connection with the offering and sale of the Company Shares.

              (p) To comply with the agreements in the Certificate of Designation, the Indenture, the Registration Rights Agreement and any other Operative Document.

              (q) Not to engage in any directed selling efforts with respect to the Company Shares within the meaning of Regulation S, and that the Company and each person acting on behalf of the Company has complied and will comply with the offering restrictions requirement of Regulation S.

              (r) During the period of 90 days from the date of the Offering Memorandum, the Company will not offer, sell, contract to sell, grant any option to purchase, establish a put equivalent position (as defined in Rule 16a-1(h) under the Exchange Act), pledge or otherwise dispose of, directly or indirectly, any shares of Common Stock of the Company, or any securities that are substantially similar to the Common Stock, including, but limited to any securities that are convertible into or exercisable or exchangeable for, or that represent the right to receive, Common Stock or any substantially similar securities or publicly disclose the intention to make any such offer, sale, pledge or disposal, without the prior written consent of Bear, Stearns & Co. Inc. except (i) for private sales so long as the purchaser thereof enters into a corresponding lockup agreement with Bear, Stearns & Co. Inc. for the then unexpired portion of the 90-day period, (ii) for grants of employee stock options, restricted stock and other incentive awards in the ordinary course of business, issuances of Common Stock pursuant to the exercise of such options or awards or the exercise of any other employee stock options outstanding on the date hereof, (iii) issuances in connection with the acquisition by the Company or any of its subsidiaries of Telecommunications Related Assets or a Telecommunications Business and (iv) dividends on securities outstanding on the Issue Date in accordance with the terms thereof or issuances in connection with the exercise of any convertible securities, warrants or option securities existing on the Issue Date or that are required to be issued pursuant to any agreement in existence on the Issue Date.

       5.     Representations and Warranties. (a) The Company represents and
              ------------------------------
warrants to each of the Initial Purchasers that:

              (i) The Preliminary Offering Memorandum and the Offering Memorandum have been prepared in connection with the Exempt Resales. The Preliminary Offering Memorandum and the Offering Memorandum do not, and any supplement or amendment to them will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph shall not apply to statements in or omissions from the Preliminary Offering Memorandum and the Offering Memorandum (or any supplement or amendment thereto) made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use therein. No stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued.

              (ii) When the Company Shares are issued and delivered pursuant to this Agreement, neither the Series E Preferred Stock nor the Company Shares will be of the same class (within the meaning of Rule 144A under the Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act, or that are quoted in a United States automated inter-dealer quotation system.

              (iii) The Company and each of its Subsidiaries (A) has been duly organized, is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation, (B) has all requisite corporate power and authority to carry on its business as it is currently being conducted and as described in the Offering Memorandum and to own, lease and operate its properties, and (C) is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification except, with respect to this clause (C), where the failure to be so qualified or in good standing does not and could not reasonably be expected to (x) individually or in the aggregate, result in a material adverse effect on the properties, business, results of operations, condition (financial or otherwise), affairs or prospects of the Company and the Subsidiaries, taken as a whole, (y) interfere with or adversely affect the issuance or marketability of the Securities pursuant hereto or (z) in any manner draw into question the validity of this Agreement or any other Operative Document or the transactions described in the Offering Memorandum under the caption "Use of Proceeds" (any of the events set forth in clauses (x), (y) or (z), a "Material Adverse Effect").
                                                    -----------------------

              (iv) All of the outstanding shares of capital stock of the Company have been duly authorized, validly issued, and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. At June 30, 1997 on a combined basis, after giving effect to the issuance and sale of the Series E Preferred Stock (and the related Depositary Shares) pursuant hereto, and to the offering of the Senior Notes due 2007 being issued concurrently herewith and the events stated therein, the Company had an authorized and outstanding consolidated capitalization as set forth in the Offering Memorandum under the caption "Capitalization."

              (v) Except as set forth in the Offering Memorandum, there are not currently, and will not be as a result of the Offering, any outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any capital stock or other equity interest of the Company or any Subsidiary.

              (vi) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the other Operative Documents, and to consummate the transactions contemplated hereby and thereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Securities as provided herein and therein.

              (vii) This Agreement has been duly and validly authorized, executed and delivered by the Company and is the legal, valid and binding agreement of the Company, enforceable against it in accordance with its terms, except insofar as indemnification and contribution provisions may be limited by applicable law or equitable principles and subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

              (viii) The shares of Series E Preferred Stock (and the related Depositary Shares) have been duly and validly authorized for issuance and sale to the Initial Purchasers by the Company pursuant to this Agreement and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and entitled to the rights, privileges and preferences set forth in the Certificate of Designation, and the issuance of such shares of Series E Preferred Stock (and the related Depositary Shares) will not be subject to any preemptive or similar rights. The Series E Preferred Stock (and the related Depositary Shares) will conform in all material respects with the description thereof in the Offering Memorandum.

              (ix) The Certificate of Designation has been duly authorized by all necessary corporate and any necessary stockholder action and, on the Closing Date will have been duly executed by the Company and filed with the Secretary of State of the State of Delaware and will conform in all material respects to the description thereof in the Offering Memorandum.

              (x) Each of the Registration Rights Agreement and the Deposit Agreement has been duly and validly authorized by the Company and, when duly executed and delivered by the Company, will be the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity and limitations on the validity or enforceability of provisions relating to rights of indemnity and contribution set forth therein. The Offering Memorandum contains a fair summary of the terms of the Registration Rights Agreement and the Deposit Agreement.

              (xi) None of the Company or any Subsidiary is and, after giving effect to the Offering, will not be (A) in violation of its charter or bylaws,
(B) in default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, or (C) in violation of any local, state or Federal law, statute, ordinance, rule, regulation, requirement, judgment or court decree (including, without limitation, the Communications Act and the rules and regulations of the FCC and environmental laws, statutes, ordinances, rules, regulations, judgments or court decrees) applicable to the Company or any Subsidiary or any of their assets or properties (whether owned or leased) other than, in the case of clauses (B) and
(C), any default or violation that (1) could not reasonably be expected to have a Material Adverse Effect or (2) which was disclosed in the Offering Memorandum. To the best knowledge of the Company, there exists no condition that, with notice, the passage of time or otherwise, would constitute a default under any such document or instrument that could reasonably be expected to result in a Material Adverse Effect, except as disclosed in the Offering Memorandum.

              (xii) None of (A) the execution, delivery or performance by the Company of this Agreement and the other Operative Documents, (B) the issuance and sale of the Series E Preferred Stock (and the related Depositary Shares),
(C) the performance by the Company of its obligations under this Agreement and the other Operative Documents and (D) the consummation of the transactions contemplated by this Agreement and the other Operative Documents violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the imposition of a lien or encumbrance on any properties of the Company or any Subsidiary, or an acceleration of any indebtedness of the Company or any Subsidiary pursuant to,
(i) the charter or bylaws of the Company or any Subsidiary, (ii) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their property is or may be bound, (iii) any statute, rule or regulation applicable to the Company or any Subsidiary or any of their respective assets or properties or (iv) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company or the Subsidiaries or any of their assets or properties, except in the case of clauses (ii), (iii) and
(iv) for such violations conflicts, breaches, defaults, consents, impositions of liens or accelerations that (1) would not singly, or in the aggregate, have a Material Adverse Effect or (2) were disclosed in the Offering Memorandum. Other than as described in the Offering Memorandum, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, (A) any court or governmental agency, body or administrative agency (including, without limitation, the FCC) or (B) any other person is required for (1) the execution, delivery and performance by the Company of this Agreement and the other Operative Documents, or (2) the issuance and sale of the Securities and the transactions contemplated hereby and thereby, except (x) such as have been obtained and made (or, in the case of the Registration Rights Agreement, will be obtained and made) under the Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and state securities or Blue Sky
                       -------------------
laws and regulations or such as may be required by the NASD or (y) where the failure to obtain any such consent, approval, authorization or order of, or filing registration, qualification, license or permit would not reasonably be expected to result in a Material Adverse Effect.

              (xiii) There is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the best knowledge of the Company or any Subsidiary, threatened or contemplated to which the Company or any of the Subsidiaries is or may be a party or to which the business or property of the Company or any Subsidiary is subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body or (iii) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any Subsidiary is or may be subject or to which the business, assets, or property of the Company or any Subsidiary are or may be subject, that, in the case of clauses (i), (ii) and (iii) above, (x) is required to be disclosed in the Preliminary Offering Memorandum and the Offering Memorandum and that is not so disclosed, or (y) could reasonably be expected to individually or in the aggregate, result in a Material Adverse Effect.

              (xiv) No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency that prevents the issuance of the Series E Preferred (and the related Depositary Shares) or prevents or suspends the use of the

Offering Memorandum; no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Series E Preferred Stock (and the related Depositary Shares) or prevents or suspends the sale of the Series E Preferred Stock (and the related Depositary Shares) in any jurisdiction referred to in Section 4(e) hereof; and every request of any securities authority or agency of any jurisdiction for additional information has been complied with in all material respects.

              (xv)   Except as set forth in the Offering Memorandum, there is
(i) no significant unfair labor practice complaint pending against the Company or any Subsidiary nor, to the best knowledge of the Company, threatened against any of them, before the National Labor Relations Board, any state or local labor relations board or any foreign labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any Subsidiary or, to the best knowledge of the Company, threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company or any Subsidiary nor, to the best knowledge of the Company, threatened against the Company or any Subsidiary and (iii) to the best knowledge of the Company, no union representation question existing with respect to the employees of the Company or any Subsidiary that, in the case of clauses (i),
(ii) or (iii), could reasonably be expected to result in a Material Adverse Effect. To the best knowledge of the Company, no collective bargaining organizing activities are taking place with respect to the Company and the Subsidiaries that could reasonably be expected to result in a Material Adverse Effect. None of the Company or any Subsidiary has violated (A) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees (except as set forth in the Offering Memorandum),
(B) any applicable wage or hour laws or (C) any provision of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules and
                                                     -----
regulations thereunder, which in the case of clause (A), (B) or (C) above could reasonably be expected to result in a Material Adverse Effect.

              (xvi) None of the Company or any Subsidiary has violated any environmental, safety or similar law or regulation applicable to it or its business or property relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), lacks any permit, license or other approval
               ------------------
required of it under applicable Environmental Laws or is violating any term or condition of such permit, license or approval which could reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect.

              (xvii) Each of the Company and the Subsidiaries has (i) good and marketable title to all of the properties and assets described in the Offering Memorandum as owned by it, free and clear of all liens, charges, encumbrances and restrictions, (ii) peaceful and undisturbed possession under all material leases to which any of them is a party as lessee, (iii) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all federal, state and local authorities (including, without limitation, the FCC), all self-regulatory authorities and all courts and other tribunals (each an "Authorization")
                                                         -------------
necessary to engage in the business conducted by any of them in the manner described in the Offering Memorandum and (iv) no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Authorization, except with respect to clauses (i) through (iv) as described in the Offering Memorandum or as could not reasonably be expected to result in a Material Adverse Effect. Except where the failure to be in full force and effect would not have a Material Adverse Effect, all such Authorizations are valid and in full force and effect and each of the Company and the Subsidiaries is in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto. Except as could not reasonably be expected to result in a Material Adverse Effect, all material leases to which the Company and the Subsidiaries is a party are valid and binding and no default by the Company or any Subsidiary has occurred and is continuing thereunder and, to the best knowledge of the Company and the Subsidiaries no material defaults by the landlord are existing under any such lease.

              (xviii) Except as could not reasonably be expected to result in a Material Adverse Effect, each of the Company and the Subsidiaries owns, possesses or has the right to employ all patents, patent rights, licenses (including all FCC, state, local or other jurisdictional regulatory licenses), inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, software, systems or procedures), trademarks, service marks and trade names, inventions, computer programs, technical data and information (collectively, the "Intellectual
                                                             ------------
Property") presently employed by it or its Subsidiaries in connection with the
--------
businesses now operated by it or which are proposed to be operated by it or its Subsidiaries free and clear of and without violating any right, claimed right, charge, encumbrance, pledge, security interest, restriction or lien of any kind of any other person and none of the Company or any Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing. The use of the Intellectual Property in connection with the business and operations of the Company and the Subsidiaries does not infringe on the rights of any person, except as could not reasonably be expected to have a Material Adverse Effect.

              (xix) None of the Company or any Subsidiary, or to the best knowledge of the Company, any of their respective officers, directors, partners, employees, agents or affiliates or any other person acting on behalf of the Company or any Subsidiary has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, official or employee of any governmental agency (domestic or foreign), instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is or may be in a position to help or hinder the business of the Company or any Subsidiary (or assist the Company or any Subsidiary in connection with any actual or proposed transaction) which (i) might subject the Company or any Subsidiary, or any other individual or entity to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign), (ii) if not given in the past, might have had a material adverse effect on the assets, business or operations of the Company or any Subsidiary or (iii) if not continued in the future, might have a Material Adverse Effect.

              (xx) All material tax returns required to be filed by the Company and each of the Subsidiaries in all jurisdictions have been so filed. All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest. To the knowledge of the Company, there are no material proposed additional tax assessments against the Company, the assets or property of the Company or any Subsidiary.

              (xxi) None of the Company or any Subsidiary is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

              (xxii) Except as disclosed in the Offering Memorandum, and except with respect to the holders of certain shares of Common Stock issued pursuant to an Asset Acquisition Agreement dated as of December 6, 1996 among Universal Telecom, Inc., Intermedia Communications, Inc. and certain individuals, there are no holders of securities of the Company or the Subsidiaries who, by reason of the execution by the Company of this Agreement or any other Operative Document to which it is a party or the consummation by the Company of the transactions contemplated hereby and thereby, have the right to request or demand that the Company or any of the Subsidiaries register under the Act or analogous foreign laws and regulations securities held by them.

              (xxiii) Each of the Company and the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto.

              (xxiv) Each of the Company and the Subsidiaries maintains insurance covering its properties, operations, personnel and businesses. Such insurance insures against such losses and risks as are adequate in accordance with customary industry practice to protect the Company and the Subsidiaries and their respective businesses. None of the Company or any Subsidiary has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof, subject only to changes made in the ordinary course of business, consistent with past practice, which do not, singly or in the aggregate, materially alter the coverage thereunder or the risks covered thereby.

              (xxv) None of the Company or any Subsidiary has (i) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) since the date of the Preliminary Offering Memorandum (A) sold, bid for, purchased or paid any person (other than the Initial Purchasers) any compensation for soliciting purchases of the Series E Preferred Stock (and the related Depositary Shares) or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

              (xxvi) No registration under the Act of the Series E Preferred Stock (and the related Depositary Shares) is required for the sale of the Series E Preferred Stock (and the related Depositary Shares) to the Initial Purchasers as contemplated hereby or for the Exempt Resales assuming (i) that the purchasers who buy the Series E Preferred Stock (and the related Depositary Shares) in the Exempt Resales are Eligible Purchasers and (ii) the accuracy of the Initial Purchasers' representations regarding the absence of general solicitation in connection with the sale of Series E Preferred Stock (and the related Depositary Shares) to the Initial Purchasers and the Exempt Resales contained herein. No form of general solicitation or general advertising was used by the Company or any of its representatives (other than the Initial Purchasers, as to which the Company makes no representation or warranty) in connection with the offer and sale of any of the Series E Preferred Stock (and the related Depositary Shares) or in connection with Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

              (xxvii)   Set forth on Exhibit A hereto is a list of each employee
                                     ---------
pension or benefit plan with respect to which the Company or any corporation considered an affiliate of the Company within the meaning of Section 407(d)(7) of ERISA is a party in interest or disqualified person. The execution and delivery of this Agreement, the other Operative Documents and the sale of the Series E Preferred Stock (and the related Depositary Shares) to be purchased by the Eligible Purchasers will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986. The representation made by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the Eligible Purchasers as set forth in the Offering Memorandum under the caption "Notice to Investors."

              (xxviii) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, and each amendment or supplement thereto, as of its date, contains the information specified in, and meets the requirements of, Rule 144A(d)(4) under the Act.

              (xxix) Subsequent to the respective dates as of which information is given in the Offering Memorandum and up to the Closing Date, except as set forth in the Offering Memorandum, (i) none of the Company or any Subsidiary has incurred any liabilities or obligations, direct or contingent, which are material, individually or in the aggregate, to the Company and the Subsidiaries taken as a whole, nor entered into any transaction not in the ordinary course of business, (ii) there has not been, singly or in the aggregate, any change or development, which could reasonably be expected to result in a Material Adverse Effect and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, except for dividends paid in respect of the Series B Preferred Stock or the Series D Junior Convertible Preferred Stock.

              (xxx) None of the Company or any Subsidiary or any agent thereof acting on behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X

(12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations.

              (xxxi) To the best knowledge of the Company, the accountants who have certified or will certify the financial statements included or to be included as part of the Offering Memorandum are independent accountants. The consolidated historical financial statements, together with related schedules and notes, set forth in the Offering Memorandum comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Act and present fairly in all material respects the financial position and results of operations of the Company and the Subsidiaries at the respective dates and for the respective periods indicated. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods presented. The pro forma financial statements included in the Offering Memorandum have been prepared on a basis consistent with such historical statements, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly in all material respects the historical and proposed transactions contemplated by this Agreement and the other Operative Documents; and such pro forma financial statements comply as to form in all material respects with the requirements applicable to pro forma financial statements included in registration statements on Form S-1 under the Act. The other financial and statistical information and data included in the Offering Memorandum, historical and pro forma, are accurately presented in all material respects and prepared on a basis consistent with the financial statements, historical and pro forma, included in the Offering Memorandum and the books and records of the Company and the Subsidiaries, as applicable.

              (xxxii) The Company does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature. The present fair saleable value of the assets of the Company on a consolidated basis exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Company on a consolidated basis as they become absolute and matured. The assets of the Company on a consolidated basis do not constitute unreasonably small capital to carry out the business of the Company and the Subsidiaries, taken as a whole, as conducted or as proposed to be conducted. Upon the issuance of the Series E Preferred Stock (and the related Depositary Shares), the present fair saleable value of the assets of the Company on a consolidated basis will exceed the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Company on a consolidated basis as they become absolute and matured. Upon the issuance of the Series E Preferred Stock (and the related Depositary Shares), the assets of the Company on a consolidated basis will not constitute unreasonably small capital to carry out its businesses as now conducted, including the capital needs of the Company on a consolidated basis, taking into account the projected capital requirements and capital availability.

              (xxxiii) Except pursuant to this Agreement, there are no contracts, agreements or understandings between the Company and any other person that would give rise to a valid claim against the Company or either of the Initial Purchasers for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Securities.

              (xxxiv) Each certificate signed by any officer of the Company and delivered to the Initial Purchasers or counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company to the Initial Purchasers as to the matters covered thereby.

              (xxxv) None of the Company, its Subsidiaries or any of its or their affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts within the meaning of Regulation S with respect to the Company Shares, and the Company, its Subsidiaries and its or their affiliates and all persons acting on its or their behalf have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Company Shares outside the United States.

              The Company acknowledges that each of the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 8 hereof, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

              (b) Each of the Initial Purchasers, severally and not jointly, represents, warrants and covenants to the Company and agrees that:

              (i) Such Initial Purchaser is a QIB, with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Company Shares.

              (ii) Such Initial Purchaser (A) is not acquiring the Company Shares with a view to any distribution thereof that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (B) will be reoffering and reselling the Company Shares only to QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A, to Accredited Investors in a private placement exempt from the registration requirements of the Act and pursuant to offers and sales that occur outside the United States in reliance upon the exemption from the registration requirements of the Act provided by Regulation S.

              (iii) No form of general solicitation or general advertising has been or will be used by either of the Initial Purchasers or any of their representatives in connection with the offer and sale of any of the Company Shares, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

              (iv) Each of the Initial Purchasers agrees that, in connection with the Exempt Resales, it will solicit offers to buy the Company Shares, only from, and will offer to sell the Company Shares, only to, Eligible Purchasers. The Initial Purchasers further agree (A) that they will offer to sell the Company Shares, only to, and will solicit offers to buy the Company Shares, only from (1) QIBs who in purchasing such Company Shares will be deemed to have represented and agreed that they are purchasing the Company Shares, for their own accounts or accounts with respect to which they exercise sole investment discretion and that they or such accounts are QIBs, (2) Accredited Investors who make the representations contained in, and execute and return to one of the Initial Purchasers, a certificate in the form of Annex B attached to the Offering Memorandum and (3) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act and (B) that such Eligible Purchasers acknowledge and agree that such Company Shares will not have been registered under the Act and may be resold, pledged or otherwise transferred only (i) to the Company, (ii) pursuant to a registration statement which has been declared effective under the Securities Act, (iii) to a person it reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A under the Securities Act, (iv) pursuant to offers and sales to non-U.S. persons that occur outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the Securities Act, (v) to an institutional "accredited investor" (as defined in Rule 501(a) (1), (2), (3) or (7) of Regulation D under the Securities Act (an "IAI") that, prior to such transfer, furnishes to the trustee a signed letter containing certain representations and agreements relating to the transfer of the Securities (the form of which letter can be obtained from the Trustee) or (vi) pursuant to any other available exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Company so requests), subject in each of the foregoing cases to the applicable state securities laws of any State of the United States or any other applicable jurisdiction and (C) that the holder will, and each subsequent holder is required to, notify any purchaser of the security evidenced thereby of the resale restrictions set forth in (B) above. Accordingly, each of the Initial Purchasers agrees that neither it, its affiliates nor any persons acting on its behalf has engaged or will engage in any directed selling efforts within the meaning of Rule 902 of Regulation S with respect to the Company Shares, and it, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirements of Regulation S.

              (v) Each of the Initial Purchasers represents and agrees that the Company Shares offered and sold in reliance on Regulation S have been and will be offered and sold only in offshore transactions and that such securities have been and will be represented upon issuance by a global security that may be exchanged for definitive securities only upon certification of beneficial ownership of the securities by a non-U.S. person or a U.S. person who purchases such securities in a transaction that was exempt from the registration requirements of the Securities Act.

              (vi) Each of the Initial Purchasers understands that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 8 hereof, counsel to the Company and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

       Terms used in this Section 5 that have meanings assigned to them in Regulation S are used herein as so defined.

       6.     Indemnification.
              ---------------

              (a) The Company agrees to indemnify and hold harmless (i) each of the Initial Purchasers, (ii) each person, if any, who controls any of the Initial Purchasers within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and (iii) the respective officers, directors, partners, employees, representatives and agents of any of the Initial Purchasers or any controlling person to the fullest extent lawful, from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that
(i) any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchasers expressly for use therein and (ii) the foregoing indemnity with respect to any untrue statement contained in or omitted from a preliminary offering memorandum shall not inure to the benefit of any Initial Purchaser (or any person controlling such Initial Purchaser), from whom the person asserting any such loss, liability, claim, damage or expense purchased any of the Company Shares, which are the subject thereof if it is finally judicially determined that such loss, liability, claim, damage or expense resulted solely from the fact that the Initial Purchaser sold the Company Shares, to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Offering Memorandum, as amended or supplemented, and (x) the Company shall have previously and timely furnished sufficient copies of the Offering Memorandum, as so amended or supplemented, to such Initial Purchaser in accordance with this Agreement and (y) the Offering Memorandum, as so amended or supplemented, would have corrected such untrue statement or omission of a material fact. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including, under this Agreement.

              (b) Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchaser expressly for use therein; provided, however, that in no case shall any Initial Purchaser be liable or responsible for any amount in excess of the discounts and commissions received by such Initial Purchaser, as set forth on the cover page of the Offering Memorandum. This indemnity agreement will be in addition to any liability which any Initial Purchaser may otherwise have, including, under this Agreement.

              (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may otherwise have). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or
(iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of counsel shall be borne by the indemnifying parties; provided, however, that the indemnifying party under subsection (a) or (b) above, shall only be liable for the legal expenses of one counsel (in addition to any local counsel) for all indemnified parties in each jurisdiction in which any claim or action is brought. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

       7.     Contribution. In order to provide for contribution in
              ------------
circumstances in which the indemnification provided for in Section 6 is for any reason held to be unavailable from the Company or is insufficient to hold harmless a party indemnified thereunder, the Company and the Initial Purchasers shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from persons, other than the Initial Purchasers, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) to which the Company and one or more of the Initial Purchasers may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Initial Purchasers from the offering of the Company Shares, or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 6, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Initial Purchasers in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Initial Purchasers shall be deemed to be in the same proportion as (x) the total proceeds from the offering of Company Shares, (net of discounts but before deducting expenses) received by the Company and (y) the discounts received by the Initial Purchasers, respectively, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Company and of the Initial Purchasers shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, (i) in no case shall any of the Initial Purchasers be required to contribute any amount in excess of the amount by which the discount applicable to the Company Shares, purchased by such Initial Purchaser pursuant to this Agreement exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, (A) each person, if any, who controls any of the Initial Purchasers within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and (B) the respective officers, directors, partners, employees, representatives and agents of any of the Initial Purchasers or any controlling person shall have the same rights to contribution as such Initial Purchaser, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 7. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its prior written consent; provided, however, that such written consent was not unreasonably withheld.

       8.     Conditions of Initial Purchasers' Obligations. The several
              ---------------------------------------------
obligations of the Initial Purchasers to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject to the satisfaction of the following conditions, except that with respect to the Additional Shares, references to the Closing Date shall mean the Option Closing
Date:

              (a) All of the representations and warranties of the Company contained in this Agreement shall be true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively. The Company shall have performed or complied in all material respects with all of the agreements herein contained and required to be performed or complied with by it at or prior to the Closing Date.

              (b) The Offering Memorandum shall have been printed and copies distributed to the Initial Purchasers not later than 10:00 a.m., New York City time, on the day following the date of this Agreement or at such later date and time as to which the Initial Purchasers may agree, and no stop order suspending the qualification or exemption from qualification of the Company Shares in any jurisdiction referred to in Section 4(e) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

              (c) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the

Closing Date prevent the issuance of the Company Shares; no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the best knowledge of the Company, threatened against, the Company or the Subsidiaries before any court or arbitrator or any governmental body, agency or official that (1) could reasonably be expected to result in a Material Adverse Effect or (2) has not been disclosed in the Offering Memorandum; and no stop order shall have been issued preventing the use of the Offering Memorandum, or any amendment or supplement thereto, or which could reasonably be expected to have a Material Adverse Effect.

              (d) Since the dates as of which information is given in the Offering Memorandum and except as contemplated by the Offering Memorandum, (i) there shall not have been any material adverse change, or any development that is reasonably likely to result in a material adverse change, in the capital stock or the long-term debt, or material increase in the short-term debt, of the Company and the Subsidiaries from that set forth in the Offering Memorandum,
(ii) no dividend or distribution of any kind shall have been declared, paid or made by the Company or any Subsidiary (other than any dividends or distributions paid to the Company) on any class of its capital stock, except for regular dividends paid in respect of the Series B Preferred Stock or Series D Preferred Stock and (iii) neither the Company nor any Subsidiary shall have incurred any liabilities or obligations, direct or contingent, that are material, individually or in the aggregate, to the Company and the Subsidiaries, taken as a whole, and that are required to be disclosed on a balance sheet or notes thereto in accordance with generally accepted accounting principles and are not disclosed on the latest balance sheet or notes thereto included in the Offering Memorandum. Since the date hereof and since the dates as of which information is given in the Offering Memorandum, there shall not have occurred any material adverse change, or any development which may reasonably be expected to involve a material adverse change, in the properties, business, results of operations, condition (financial or otherwise), affairs or prospects of the Company and the Subsidiaries taken as a whole.

              (e) The Initial Purchasers shall have received a certificate, dated the Closing Date, signed on behalf of the Company by (i) David C. Ruberg, Chairman of the Board, President and Chief Executive Officer and (ii) Robert M. Manning, Senior Vice President and Chief Financial Officer, in form and substance reasonably satisfactory to the Initial Purchasers, confirming, as of the Closing Date, the matters set forth in paragraphs (a), (b), (c) and (d) of this Section 8 and that, as of the Closing Date, the obligations of the Company to be performed hereunder on or prior thereto have been duly performed in all material respects.

              (f) The Initial Purchasers shall have received on the Closing Date an opinion, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers and counsel to the Initial Purchasers, of Kronish, Lieb, counsel for the Company, to the effect set forth in Exhibit B hereto.
                                                    ---------

              (g) The Initial Purchasers shall have received on the Closing Date an opinion, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers and counsel to the Initial Purchasers, of Kelley Drye & Warren LLP, special regulatory counsel to the Company, to the effect set forth in Exhibit C hereto.
   ---------

              (h) The Initial Purchasers shall have received an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, of Latham & Watkins, counsel to the Initial Purchasers, covering such matters as are customarily covered in such opinions.

              (i) At the time this Agreement is executed and at the Closing Date the Initial Purchasers shall have received from Ernst & Young LLP, independent public accountants for the Company, dated as of the date of this Agreement and as of the Closing Date, customary comfort letters addressed to the Initial Purchasers and in form and substance satisfactory to the Initial Purchasers and counsel to the Initial Purchasers with respect to the financial statements and certain financial information of the Company contained in the Offering Memorandum.

              (j) Latham & Watkins shall have been furnished with such documents, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 8 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

              (k) Prior to the Closing Date, the Company and the Subsidiaries shall have furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers may reasonably request.

              (l) The Company shall have authorized, executed and filed the Certificate of Designation in accordance with Delaware law and each of the Initial Purchasers shall have received an original, duly executed by the Company.

              (m) The Company shall have entered into each of the Registration Rights Agreement and the Deposit Agreement and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

              (n) The Company shall have deposited the Series E Preferred Stock with the Depositary.

              (o) At or prior to the Closing Date, all FCC or state approvals required in connection with the Offering shall have been obtained or applications for such approvals submitted or prepared for submission promptly following the Closing Date and the Company shall have delivered to the Initial Purchasers evidence satisfactory to the Initial Purchasers that such FCC or state approvals have been obtained or applications thereof have been made or prepared for submission promptly following the Closing Date.

           All opinions, certificates, letters and other documents required by this Section 8 to be delivered by the Company will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Initial Purchasers. The Company will furnish the Initial Purchasers with such conformed copies of such opinions, certificates, letters and other documents as it shall reasonably request.

           9. Initial Purchasers' Information. The Company and the Initial
              -------------------------------
Purchasers severally acknowledge that the statements with respect to the offering of the Series E Preferred Stock (and the related Depositary Shares) set forth in the last paragraph of the cover page and the third, eighth, eleventh and twelfth paragraphs under the caption "Plan of Distribution" in such Offering Memorandum constitute the only information furnished in writing by the Initial Purchasers expressly for use in the Offering Memorandum.

       10.    Survival of Representations and Agreements. All representations
              ------------------------------------------
and warranties, covenants and agreements of the Initial Purchasers and the Company contained in this Agreement, including the agreements contained in Sections 4(f) and 11(d), the indemnity agreements contained in Section 6 and the contribution agreements contained in Section 7, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Initial Purchasers or any controlling person thereof or by or on behalf of the Company or any controlling person thereof, and shall survive delivery of and payment for the Series E Preferred Stock (and the related Depositary Shares) to and by the Initial Purchasers. The representations contained in Section 5 and the agreements contained in Sections 4(f), 6, 7 and 11(d) shall survive the termination of this Agreement, including any termination pursuant to Section 11.

       11.    Effective Date of Agreement; Termination.
              ----------------------------------------

              (a) This Agreement shall become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.

              (b) The Initial Purchasers shall have the right to terminate this Agreement at any time prior to the Closing Date by notice to the Company from the Initial Purchasers, without liability (other than with respect to Sections 6 and 7) on the Initial Purchasers' part to the Company if, on or prior to such date, (i) the Company shall have failed, refused or been unable to perform in any material respect any agreement on its part to be performed hereunder, (ii) any other condition to the obligations of the Initial Purchasers hereunder as provided in Section 8 is not fulfilled when and as required in any material respect, (iii) in the reasonable judgment of the Initial Purchasers any material adverse change shall have occurred since the respective dates as of which information is given in the Offering Memorandum in the condition (financial or otherwise), business, properties, assets, liabilities, prospects, net worth, results of operations or cash flows of the Company and the Subsidiaries taken as a whole, other than as set forth in the Offering Memorandum, or (iv)(A) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Initial Purchasers will in the immediate future materially disrupt, the market for the Company's securities or for securities in general; or (B) trading in securities generally on the New York or American Stock Exchanges shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been established, or maximum ranges for prices for securities shall have been required, on such exchange, or by such exchange or other regulatory body or governmental authority having jurisdiction; or (C) a banking moratorium shall have been declared by Federal or state authorities, or a moratorium in foreign exchange trading by major international banks or persons shall have been declared; or (D) there is an outbreak or escalation of armed hostilities involving the United States on or after the date hereof, or if there has been a declaration by the United States of a national emergency or war, the effect of which shall be, in the Initial Purchasers' judgment, to make it inadvisable or impracticable to proceed with the offering or delivery of the Company Shares on the terms and in the manner contemplated in the Offering Memorandum; or (E) there shall have been such a material adverse change in general economic, political or financial conditions or if the effect of international conditions on the financial markets in the United States shall be such as, in the Initial Purchasers' judgment, makes it inadvisable or impracticable to proceed with the delivery of the Company Shares as contemplated hereby.

              (c) Any notice of termination pursuant to this Section 11 shall be by telephone, telex, telephonic facsimile, or telegraph, confirmed in writing by letter.

              (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to any of clauses (iii) or (iv) of Section 11(b), in which case each party will be responsible for its own expenses), or if the sale of the Series E Preferred Stock (and the related Depositary Shares) provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Initial Purchasers, reimburse the Initial Purchasers for all out-of-pocket expenses (including the reasonable fees and expenses of Initial Purchasers' counsel), incurred by the Initial Purchasers in connection herewith.

       12.    Notice. All communications hereunder, except as may be otherwise
              ------
specifically provided herein, shall be in writing and, if sent to the Initial Purchasers shall be mailed, delivered, or telexed, telegraphed or telecopied and confirmed in writing to Bear, Stearns & Co. Inc. and Salomon Brothers Inc, c/o Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention:
Corporate Finance Department, telecopy number: (212) 272-3092; and if sent to the Company, shall be mailed, delivered or telexed, telegraphed or telecopied and confirmed in writing to Intermedia Communications Inc., 3625 Queen Palm Drive, Tampa, Florida 33619, Attention: Robert M. Manning, Chief Financial Officer, telecopy number: (813) 744-2470, with a copy to Kronish, Lieb, Weiner & Hellman LLP, 1114 Avenue of the Americas, 46th Floor, New York, New York 10036,
Attention: Ralph J. Sutcliffe, telecopy number (212) 997-3527; provided, however, that any notice pursuant to Section 7 shall be mailed, delivered or telexed, telegraphed or telecopied and confirmed in writing.

       13.    Parties. This Agreement shall inure solely to the benefit of, and
              -------
shall be binding upon, the Initial Purchasers and the Company and the controlling persons and agents referred to in Sections 6 and 7, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Series E Preferred Stock (and the related Depositary Shares) from the Initial Purchasers.

       14.    Construction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
              ------------
IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK. TIME IS OF THE ESSENCE IN THIS AGREEMENT.

       15.    Captions. The captions included in this Agreement are included
              --------
solely for convenience of reference and are not to be considered a part of this Agreement.

       16.    Counterparts. This Agreement may be executed in various
              ------------
counterparts which together shall constitute one and the same instrument.

If the foregoing correctly sets forth the understanding among the Initial Purchasers and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                                                 Very truly yours,

                                                 INTERMEDIA COMMUNICATIONS INC.


                                                 By:/s/ Robert A. Ruh
                                                    -------------------------
                                                 Name:  Robert A. Ruh
                                                 Title: Senior Vice President




Accepted and agreed to as of
the date first above written:


BEAR, STEARNS & CO. INC.


By:/s/ Stephen Parish
   ----------------------------
Name:  Stephen Parish
Title: Senior Managing Director


SALOMON BROTHERS INC


By:/s/ Peter Westley
   ----------------------------
Name:  Peter Westley
Title: Vice President

                                   SCHEDULE I

                                                                      Number of
                                                                    Firm Shares
Initial Purchaser                                               to be Purchased
-----------------                                               ---------------
Bear, Stearns & Co. Inc. .............................................3,500,000
Salomon Brothers Inc. ................................................3,500,000
                                                                  -------------
           Total                                                      7,000,000

                                    Sched-I

                                    EXHIBIT A


                   List of Employee Pension and Benefit Plans
                        of Intermedia Communications Inc.
                              and its Subsidiaries

1.  Intermedia Communications Inc. 401(k) Profit Sharing Plan

                                   EXHIBIT B

            Form of Opinion of Kronish, Lieb, Weiner & Hellman LLP

     1. Each of the Company and the Subsidiaries is duly organized and validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, and has all requisite corporate power and authority to carry on its business as it is being conducted and as described in the Offering Memorandum and to own, lease and operate its properties, and is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect. All of the issued and outstanding shares of capital stock of, or other ownership interests in, each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and were not issued in violation of or subject to any preemptive or similar rights under the Delaware General Corporation Law or known to such counsel, after reasonable inquiry, and, except as set forth in the Offering Memorandum or on Schedule A hereto, are owned by the Company of record, and to the knowledge of such counsel, after reasonable inquiry, beneficially, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or other restriction on transferability or voting.

     2. All of the outstanding shares of capital stock of the Company have been duly authorized, validly issued, and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. The authorized, issued and outstanding capital stock of the Company conforms in all respects to the description thereof set forth in the Offering Memorandum. Except as set forth in the Offering Memorandum or on Schedule A hereto, there are no outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exercisable or exchangeable for, any capital stock or other equity interest in the Company or any of its Subsidiaries known to such counsel after reasonable inquiry.

     3. When the Company Shares, are issued and delivered pursuant to this Agreement, no Company Shares will be of the same class (within the meaning of Rule 144A under the Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

     4. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Certificate of Designation, the Deposit Agreement, the Registration Rights Agreement and the other Operative Documents, as applicable, and to consummate the transactions contemplated thereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Securities as provided herein and therein.

     5. This Agreement has been duly and validly authorized, executed and delivered by the Company and, assuming due execution by the other parties thereto, is the legally valid and binding agreement of the Company.

     6. The Certificate of Designation has been duly authorized by all necessary corporate and stockholder action, executed by the Company and filed with the Secretary of State of the State of Delaware.

     7. Each of the Deposit Agreement and the Registration Rights Agreement has been duly and validly authorized, executed and delivered by the Company and, assuming due execution by the other parties thereto, is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that we express no opinion as to the validity or enforceability of rights of indemnity or contribution, or both and except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

     8. The Series E Preferred Stock (and the related Depositary Shares) have been duly and validly authorized for issuance and sale to the Initial Purchasers by the Company pursuant to this Agreement and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and entitled to the rights, privileges and preferences set forth in the Certificate of Designation, and the issuance of such shares of Series E Preferred Stock (and the related Depositary Shares) will not be subject to any preemptive or similar rights.

     9. The Offering Memorandum contains a fair summary of each of the Series E Preferred Stock, the Certificate of Designation, the Company Shares, the Deposit Agreement and the Registration Rights Agreement.

     10. No registration under the Act of the Series E Preferred Stock (and the related Depositary Shares) is required for the sale of the Company Shares, to the Initial Purchasers as contemplated by this Agreement or for the Exempt Resales assuming (i) that the Initial Purchasers are Qualified Institutional Buyers, as defined in Rule 144A under the Act ("QIB"), (ii) that the purchasers
                                                ---
who buy the Company Shares, in the Exempt Resales are Eligible Purchasers (iii) the accuracy of the Initial Purchasers' and the Company's representations regarding the absence of general solicitation in connection with the sale of Company Shares, to the Initial Purchasers and the Exempt Resales contained in this Agreement, (iv) the accuracy of the Company's representations in Sections 5(a)(ii), (xxv),(xxvi) last sentence only and (xxviii) of this Agreement and (v) with respect to Accredited Investors, the accuracy of the representations made by each Accredited Investor as set forth in the letters of representation executed by such Accredited Investor in the form of Annex B to the Offering
                                                    -------
Memorandum.

     11. The Offering Memorandum, as of its date (except for the financial statements, including the notes thereto, and supporting schedules and other financial, statistical and accounting data included therein or omitted therefrom, as to which no opinion need be expressed), and each amendment or supplement thereto, as of its date, contains all the information specified in, and meets the requirements of, Rule 144A(d)(4) under the Act.

     12. None of (A) the execution, delivery or performance by the Company of this Agreement and the other Operative Documents, (B) the issuance and sale of the Series E Preferred Stock (and the related Depositary Shares), (C) the performance by the Company of its obligations under this Agreement and the other Operative Documents and (D) the consummation of the transactions contemplated by this Agreement and the other Operative Documents violates, conflicts with or constitutes a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the imposition of a lien or encumbrance on any properties of the Company or any Subsidiary, or an acceleration of any indebtedness of the Company or any Subsidiary pursuant to,
(i) the charter or bylaws of the Company or any Subsidiary, (ii) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their property is or may be bound identified to such counsel by the Company as material (assuming all of such agreements are governed by New York law), (iii) any local, state, federal or administrative statute, rule or regulation applicable to the Company or any Subsidiary or any of their assets or properties (except such counsel shall express no opinion as to the matters addressed in the opinion of Kelley Drye & Warren LLP), or (iv) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company or any Subsidiary or any of their assets or properties known to such counsel, except in the case of clauses (ii), (iii) and
(iv) for such violations, conflicts, breaches, defaults, consents, impositions of liens or accelerations that (x) would not, singly or in the aggregate, have a Material Adverse Effect or (y) are disclosed in the Offering Memorandum. Assuming compliance with applicable state securities and Blue Sky laws, as to which such counsel need express no opinion, and except for the filing of a registration statement under the Act and qualification of the Indenture under the Trust Indenture Act of 1939, as amended, in connection with the Registration Rights Agreement, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency is required for (1) the execution, delivery and performance by the Company of this Agreement and the other Operative Documents, (2) the issuance and sale of the Securities or (3) consummation by the Company and the Subsidiaries of the transactions described in the Offering Memorandum under the caption "Use of Proceeds," except (i) such as have been obtained and made or have been disclosed in the Offering Memorandum, (ii) where the failure to obtain such consents or waivers would not, singly or in the aggregate, have a Material Adverse Effect and (iii) such counsel shall express no opinion as to the matters addressed in the opinion of Kelley Drye & Warren LLP. To such counsel's knowledge, after reasonable inquiry, no consents or waivers from any other person are required for the execution, delivery and performance by the Company of this Agreement and the other Operative Documents for the issuance and sale of the Securities, other than such consents and waivers as have been obtained.

     13. None of the Company or the Subsidiaries is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     14. Except as set forth in this Agreement, the Registration Rights Agreement or the Registration Rights Agreement in respect of the Senior Notes due 2007, and except with respect to the holders of certain shares of Common Stock issued pursuant to an Asset Acquisition Agreement dated as of December 6, 1996 among Universal Telecom, Inc., Intermedia Communications, Inc. and certain individuals, to such counsel's knowledge, after reasonable inquiry, there are no holders of any securities of the Company who, by reason of the execution by the Company of this Agreement or any other Operative Document to which it is a party or the consummation by the Company of the transactions contemplated thereby, have the right to request or demand that the Company register under the Act securities held by them.

     15. None of the execution, delivery and performance of this Agreement, the issuance and sale of the Securities, the application of the proceeds from the issuance and sale of the Securities and the consummation of the transactions contemplated thereby as set forth in the Offering Memorandum, will violate Regulations G, T, U or X promulgated by the Board of Governors of the Federal Reserve System.

     16. To the knowledge of such counsel, no search of court records having been made, there is (i) no action, suit, investigation or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending, or threatened or contemplated to which any of the Company or any Subsidiary is or may be a party or to which the business or property of the Company or any Subsidiary is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body, or (iii) no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction to which any of the Company or any Subsidiary is or may be subject or to which the business, assets or property of the Company or any of the Subsidiaries are or may be subject has been issued that, in the case of clauses (i), (ii) and (iii) above, (x) is required to be disclosed in the Preliminary Offering Memorandum and the Offering Memorandum and that is not so disclosed, (y) could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, except as disclosed in the Offering Memorandum or (z) might interfere with, adversely affect or in any manner question the validity of the issuance and sale of the Series E Preferred Stock (and the related Depositary Shares) or any of the other transactions contemplated by this Agreement or any of the other Operative Documents, except that such counsel shall express no opinion as to the matters addressed in the opinion of Kelley Drye & Warren LLP.

     17. The statements under the captions "Description of Preferred Stock" and "Description of the Depositary Shares" in the Offering Memorandum, insofar as such statements constitute a summary of documents referred to therein present a fair summary thereof. The terms of the Certificate of Designation conform to the descriptions thereof contained in the Offering Memorandum.

     18. The statements contained in the Offering Memorandum under the caption "Certain Federal Income Tax Consequences" are a fair and accurate summary of the matters discussed therein.

           We have participated in conferences with officers and other representatives of the Company, representatives of the independent certified public accountants of the Company and the Initial Purchasers and their representatives at which the contents of the Preliminary Offering Memorandum and the Offering Memorandum and related matters were discussed and, although we have not undertaken to investigate or verify independently, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Preliminary Offering Memorandum or the Offering Memorandum (except as indicated above), on the basis of the foregoing, no facts have come to our attention which led us to believe that the Preliminary Offering Memorandum or the Offering Memorandum, as of its date or the Closing Date, contained an untrue statement of a material fact or omitted to state any fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except we express no opinion as to financial statements and related notes, the financial statement schedules and other financial and statistical data included therein).

                                   EXHIBIT C

                 [Form of Opinion of Kelley Drye & Warren LLP]

                     [Kelley Drye & Warren LLP Letterhead]


                                October 30, 1997



Bear, Stearns & Co. Inc.
Salomon Brothers Inc
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, N.Y.  10167


Ladies and Gentlemen:

     This opinion is furnished to you pursuant to Section 8(g) of the Purchase Agreements dated October 24, 1997 (the "Agreements"), between Intermedia Communications Inc. (the "Company") and Bear, Stearns & Co. Inc., and Salomon Brothers Inc (together, the "Initial Purchasers"), relating to the sale by the Company of (i) 7,000,000 depositary shares (the "Depositary Shares") representing a one-hundredth interest in a share of the Company's 7% Series E Junior Convertible Preferred Stock (the "Series E Preferred Stock"), and (ii) $250,000,000 aggregate principal amount at maturity of 8 7/8% Senior Discount Notes due 2007 (the "Notes").

     This firm has acted as special telecommunications counsel for the Company and our representation has been limited to federal and state telecommunications regulatory matters, and this opinion is accordingly limited to such matters.

     We express no opinion as to the laws of any jurisdiction or agency except the Telecommunications Laws of the Federal Communications Commission (the "FCC") and State Telecommunications Agencies of those states in which the Company is providing intrastate service. For purposes of this opinion, the term "State Telecommunications Agencies" means "state commissions" as defined in Section 3 of the Communications Act of 1934, as amended. The term "Telecommunications Laws" means the statutes governing the FCC and State Telecommunications Agencies and the rules and regulations promulgated by them.

     To the extent this opinion concerns state Telecommunications Laws, you are advised that the attorneys in our Firm are not admitted to practice in all of the states covered by this opinion and, for the purpose of this opinion, we should not be considered to be experts in the Telecommunications Laws of any such states. However, in connection with the previous opinion provided to you

Bear, Stearns & Co.
Salomon Brothers Inc
October 30, 1997
Page 2

dated July 9, 1997, concerning a similar transaction by the Company, we conducted a review of statutes and regulations relating to state Telecommunications Laws which we deemed relevant and as they appear in standard compilations and, in some cases, had direct communications with the staff of State Telecommunications Agencies. To the best of our knowledge, nothing has occurred subsequent to this earlier review and those conversations which would change our understanding of these State Telecommunications Laws with respect to any matter we deem relevant to this opinion. Our opinion as to state Telecommunications Laws is based solely upon that earlier review and those conversations, as supplemented by us in connection with states in which the Company commenced intrastate service subsequent to July 9, 1997.

     In rendering this opinion, we have examined and relied upon relevant documents in our files, certificates and other information in the publicly available files and records of the FCC and State Telecommunications Agencies and appropriate portions of the Offering Memorandum for the Notes and Depositary Shares (the "Offering Memorandum") prepared in connection with this transaction. With your permission, as to all matters of fact concerning the Company and its operations (including factual conclusions and characterizations), we have relied entirely upon the relevant statements contained in the Offering Memorandum, including the exhibits thereto, and in the certificate of David C. Ruberg, President and CEO, dated October 29, 1997, attached hereto. We have assumed, without independent inquiry, the accuracy of the representations in the certificate and have made no independent review of the operations or the business of the Company for the purpose of rendering this opinion.

     We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

Bear, Stearns & Co.
Salomon Brothers Inc
October 30, 1997
Page 3

     When an opinion set forth below is given to the best of our knowledge or with another similar qualification, the relevant knowledge is limited to the actual knowledge of the individual attorneys currently in the firm who have devoted substantive legal attention to representation of the Company as its telecommunications counsel and we have undertaken no independent inquiry or investigation in rendering this opinion.

     In reliance upon the foregoing and subject to the qualifications and limitations set forth herein, we are of the opinion that:

     All of the licenses, permits and authorizations required by the FCC for the provision of telecommunications services by the Company, as we understand those services to be provided currently based on the attached certificate, have been issued to and are validly held by the Company and its subsidiaries and are in full force and effect. All of the licenses, permits and authorizations required by the State Telecommunications Agencies for the provision of telecommunications services by the Company, as we understand those services to be provided currently based on the attached certificate, have been issued to and, to the best of our knowledge, are validly held by the Company and its subsidiaries, where the failure to obtain or hold such license, permit or authority would have a material adverse effect, as defined in the attached certificate, on the Company and the subsidiaries, taken as a whole. All such licenses, permits and authorizations are in full force and effect.

     Neither the Company nor its subsidiaries is the subject of any proceeding (including a rulemaking proceeding), pending complaint or investigation, or, to the best of our knowledge, any threatened complaint or investigation, before the FCC, or, to the best of our knowledge after oral inquiry made in connection with our opinion to you of July 9, 1997, and supplemented currently as indicated above, of any proceeding (including a rulemaking proceeding), pending complaint or investigation, or any threatened complaint or investigation, before State Telecommunications Agencies based, in each case, on any alleged violation of Telecommunications Laws by the Company or any subsidiary in connection with their provision of or failure to provide telecommunications services of a character required to be disclosed in the Offering Memoranda which is not disclosed in the Offering Memoranda.

Bear, Stearns & Co.
Salomon Brothers Inc
October 30, 1997
Page 4

     The statements in the Offering Memoranda under the headings of "The Company
- Recent Developments - Regulatory Changes," "Risk Factors - Regulatory Approval of the Offering" regarding the Telecommunications Laws of the FCC or any State Telecommunications Agencies fairly and accurately summarize the matters therein described.

     Except as discussed below, the Company and its subsidiaries have the consents, approvals, authorizations, licenses, certificates, permits, or orders of the FCC or any State Telecommunications Agency, if any is required, for the consummation of the transactions contemplated in the Offering Memoranda, except where the failure to obtain the consents, approvals, authorizations, licenses, certificates, permits or orders would not have a Material Adverse Effect, as defined in the attached certificate, on the Company and its subsidiaries, taken as a whole.

     In ten states where the Company holds certificates to provide intrastate toll service and, in some cases, local exchange service, the applicable statute or regulations provide for prior notification and/or approval for the issuance of debt or equity securities by certificate holders. In some of these states, approval has been obtained for the issuance of Depositary Shares in an amount sufficient to cover the proposed transaction. However, additional approval will be required from those states for the issuance of the Notes. Due to time constraints, the Company will not have received all such approvals prior to the consummation of the proposed transaction. Based on our firm's experience in similar situations involving intrastate interexchange services, we believe that it is unlikely that these states would take any action against the Company for issuing the Depositary Shares and the related Series E Preferred Stock or the Notes prior to approval which would have a Material Adverse Effect, as defined in the attached certificate, on the Company and its subsidiaries, taken as a whole.

     Except as discussed above, neither the execution and delivery of the Purchase Agreements nor the sale of the securities contemplated thereby will conflict with or result in a violation of any order or regulation of the FCC or any State Telecommunications Agency applicable to the Company or its subsidiaries, except where the conflict with or the violation of which would not have a

Bear, Stearns & Co.
Salomon Brothers Inc
October 30, 1997
Page 5

Material Adverse Effect, as defined in the attached certificate, on the Company and its subsidiaries, taken as a whole.

     The opinions stated above are limited to the matters set forth herein. No opinion may be inferred or implied beyond the matters expressly stated in this opinion letter, and the opinions stated above must be read in conjunction with the assumptions, exceptions and qualifications set forth in this opinion letter. We assume no obligation to advise you of changes of fact or law, whether or not deemed material which may be brought to our attention after the date hereof.

     This opinion is being delivered for your use in connection with the transactions contemplated by the Offering Memoranda pursuant to the Agreements and may not be referred to or used for any other purpose or relied upon or delivered to any other person without our prior written consent.


                                 Very truly yours,

                                 Kelley Drye & Warren LLP

                                   EXHIBIT D

                Subsidiaries of Intermedia Communications Inc.
                ----------------------------------------------

FiberNet North Carolina, Inc

FiberNet Huntsville, Inc.

FiberNet St. Louis, Inc.

FiberNet Telecommunications Cincinnati, Inc.

Phone One, Inc.

FiberNet USA, Inc.

EMI Telecommunications Inc.

Eastern Message Communications Inc.

Intermedia Licensing Company

DIGEX, Incorporated


                                      D-1